Exhibit 99.1

Vision Innovation Speed Performance InterDigital Communications Corporation March 2006

This presentation contains forward-looking statements regarding InterDigital's current beliefs, plans and expectations as to: (i) our strategy; (ii) our first quarter 2006 revenue projections; (iii) our future annual revenue potential; (iv) our ability to leverage existing patents and enhance our product offerings; (v) future global handset sales; and, (vi) the growth of our 3G licensing program. Such statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) the market relevance of our technologies, changes in technology preferences of strategic partners or consumers, our ability to leverage our existing and enter into additional strategic relationships, and our ability to leverage existing agreements with General Dynamics, Philips and Infineon; (ii) unanticipated inaccuracies in our licensee's royalty reports received during first quarter 2006; (iii) ability to enter into additional license agreements; (iv) unfavorable outcomes in patent disputes; and (v) inaccuracy in market projections. (C) 2006 InterDigital Communications Corporation. All rights reserved.

InterDigital at a Glance o Pioneered development of advanceddigital wireless technologies - 30+ year history of invention and worldwide deployments - Focus on complete systems solutions o Key contributor to standards bodies - 2G & 3G cellular, 802 Wireless o Highly successful licensor - 2G, 2.5G, 3G and emerging 802 patent portfolio o Strong financial condition (C) 2006 InterDigital Communications Corporation. All rights reserved.

Financial Strength and Expanding Revenues in millions Solid Balance Sheet Revenue Base Reflects Additional Revenue Streams $45 $40 $140 $120 $35 $100 $30 $80 $25 $60 $20 $40 $15 $10 $20 $5 $0 $0 2003 2004 2005 Q1Q2 Q3Q4 2005 Cash & ST Investments Share Repurchases iiiRecurrng Royaltes * Tech S olutons * Excludes payments for past sales (C) 2006 InterDigital Communications Corporation. All rights reserved.

Entering 2006 with Bright Prospects o Added LG Electronics as New Licensee o Q1 '06 Revenue Projected to Grow to $50 Million -$52 Million o Focused Investments, Disciplined Expense Management o $100 Million Share Repurchase Authorization in March 2006 o Expanded Corporate Development Focus (C) 2006 InterDigital Communications Corporation. All rights reserved.

Leading Brands License Our Patents All trademarks are the sole property of their respective owners. (C) 2006 InterDigital Communications Corporation. All rights reserved.

7(C)2006 InterDigital Communications Corporation. All rights reserved. Building and Providing Technology Solutions GSM/GPRSEDGELicensed fromInfineonWCDMAR4InfineonGeneral DynamicsHSDPAR5InfineonGSM/GPRSEDGEAcquire/ PartnerWCDMAR4GeneralDynamicsHSDPAR5PhilipsHSUPAR6Layer1Layer2/3HSUPAR6 Technology inDevelopmentMODEMLayer03GPLATFORMRadioApplication LayerCustomers/Partners

The Opportunity 0 200 400 600 800 1000 1200 2004 2005 2006 2007 2008 2009 2010 GSM// o Goal: Secure Revenue on Every 3G Mobile Device o Close to One Billion Mobile Phones to Ship in 2009 - 60% expected to be 3G iM Units Other CDMA2000 WCDMA GPRSEDGE Source: Strategy Analytcs Global Handset Sales by Technology (C) 2006 InterDigital Communications Corporation. All rights reserved.

Tremendous Opportunity 2009 as an example Annual Potential Revenue (in $ millions) Avg. $ per Device $2.00 $300 $600 $900 $1200 $1.50 $225 $450 $675 $900 $1.00 $150 $300 $450 $600 $0.50 $ 75 $150 $225 $300 25% 50% 75% 100% Percent of Market Covered (C) 2006 InterDigital Communications Corporation. All rights reserved.

How Do We Succeed? o Leverage Existing 2,000+ Patents Covering Digital Wireless Technologies o Enhance and Leverage Product Offerings o Focus IPR and Technology Development on Mobile Devices (C) 2006 InterDigital Communications Corporation. All rights reserved.

We are on the right path Patent licensing - continues to flourish o Solid and growing position in 3G market - 35 -40% of WCDMA and cdma2000(R) mobile devices covered - 5 new 3G licensees in past 6 months Product offering - assembling a complete solution o Complete WCDMA Release 4 solution o Leading HSDPA ASIC solution o Licensed 2G Protocol Stack Software (C) 2006 InterDigital Communications Corporation. All rights reserved.

What to Expect -Synergy and Speed o Growth in 3G Patent License Revenue o Additional Customers for our ASIC and Protocol Stack Offerings o Deals that Leverage Synergy Between Patents and Technology Solutions Value Creation (C) 2006 InterDigital Communications Corporation. All rights reserved.

Vision Innovation Speed Performance Appendix March 2006

Licensees as of March 20, 2006 UbiNetics Ltd.Toshiba Corporation Telefonaktiebolaget LM Ericsson Option NV Nokia Corporation tion Lucent Technologies Inc.LG Electronics Inc. Kyocera Corporation Windshift Holdings, Inc. Sierra WiSamsung Electronics Co. Ltd. Research In Motion Limited Qualcomm Incorporated Japan RadioIwatsu America Inc. Hop-On WiHitachi Ltd. Denso Corporation Danger Inc. Sony Ericsson Mobile Communications AB Pacific Communication Sciences, Inc. Oki Electric Industry Co. Ltd. NEC CorporaNakayo Telecommunications, Inc. Mitsubishi Electric Corporation Matsushita Communication Industrial Co. Ltd. (Panasonic) Kokusai Electric Co. Ltd. reless, Inc. Siemens Aktiengesellschaft Shintom Company Ltd. Sharp Corporation Sanyo Electric Co. Ltd. Robert Bosch GmbH Quanta Computer Inc. Infineon Technologies AG Hughes Network Systems Inc. reless, Inc. High Tech Computer (HTC) Arima Communications Corporation American Telephone and Telegraph Company (A Alcatel Espana (C) 2006 InterDigital Communications Corporation. All rights reserved.

Vision Innovation Speed Performance March 2006